UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 23, 2013 (December 23 2013)
NEW JERSEY RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	001-08359 (Commission File Number)	22-2376465 (IRS Employer Identification No.)

1415 Wyckoff Road Wall, New Jersey		07719
(Address of principal executive offices)		(Zip Code)
(732) 938-1480
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 9, 2013, the United States District Court for the District of New Jersey (the “Court”), in the action captioned Justin Holland v. New Jersey Resources Corporation, et al., Case No.: 3-12-cv-07858-PGS-LHG, issued an order (the “Order”) preliminarily approving a proposed settlement (the “Settlement”) by and among the named plaintiff in the above-captioned action, on behalf of himself and derivatively on behalf of New Jersey Resources Corporation, and the named defendants in the above-captioned action, on the terms and conditions set forth in the Stipulation and Agreement of Settlement, executed on November 25, 2013, and filed with the Court on November 26, 2013 (the “Stipulation”). The Order preliminarily approved the Settlement, subject to the Court’s final approval, and approved as to form, content, and manner of distribution the Notice to New Jersey Resources Shareholders attached as Exhibit B to the Stipulation, and attached hereto in substantially similar form as Exhibit 99.1. The Stipulation and the Notice are available on NJR’s website at www.njresources.com under Investor Relations.

Item 9.01.    Financial Statements and Exhibits.
(c)    Exhibits.

Exhibit 99.1	Notice of Pendency and Proposed Settlement of Shareholder Action

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 23, 2013
NEW JERSEY RESOURCES CORPORATION
By:    /s/ Glenn C. Lockwood
Glenn C. Lockwood
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX
Exhibit
Number        Exhibit

99.1	Notice of Pendency and Proposed Settlement of Shareholder Action